EXHIBIT (15)

Letter from Independent Registered Public Accounting Firm Regarding

Unaudited Interim Financial Information

LETTER IN LIEU OF CONSENT FOR REVIEW REPORT

April 26, 2005

To the Board of Directors and Shareholders of

The Boeing Company

Chicago, Illinois

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of The Boeing Company and subsidiaries for the three-month periods ended March 31, 2005 and 2004, as indicated in our report dated April 26, 2005; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, is incorporated by reference in Registration Statement Nos. 2-48576, 33-25332, 33-31434, 33-43854, 33-58798, 33-52773, 333-03191, 333-16363, 333-26867, 333-32461, 333-32491, 333-32499, 333-32567, 333-35324, 333-41920, 333-47450, 333-54234, 333-73252 and 333-107677 on Form S-8 and Registration Statement Nos. 333-99509 and 333-113844 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/    Deloitte & Touche LLP

Deloitte & Touche LLP

Chicago, Illinois

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